As filed with the Securities and Exchange Commission on September 22, 2006

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIBERTY PETROLEUM INC.

(Exact name of Registrant as specified in its charter)

Canada	1040	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

999 West Broadway, Suite 720

Vancouver, British Columbia V5Z 1K5

Tel: (604) 803-1344

(Address and telephone number of Registrant’s principal executive offices)

David Lubin & Associates, PLLC

26 E. Hawthorne Ave.

Valley Stream, NY 11580

Tel: (516) 887-8200

Fax: (516) 887-8250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin, Esq.
David Lubin & Associates, PLLC
26 E. Hawthorne Avenue
Valley Stream, NY 11580
Tel: (516) 887-8200
Facsimile No.: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value (2)	11,709,750	$0.10 (1)	$1,170,975.00	$148.71

Common Stock, no par value (3)	34,650,000	$0.5266667 (4)	$18,249,001.00	$2,317.62

Total	46,359,750		$19,419,976	$2,466.33

(1)

There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. The registrant’s common stock has no par value. The Company believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our common shares at a price of $0.10 per share or at privately negotiated prices.

(2)	Represents Common shares currently outstanding to be sold by the selling security holders.

(3)

Represents Common shares that are issuable upon the exercise of our Class A, Class B and Class C warrants to purchase an aggregate of 34,650,000 Common shares , with Class A, Class B and Class C warrants each exercisable to purchase 11,550,000 Common shares at an exercise price CDN $0.25 (USD $0.23) per share, CDN $0.50 (USD $0.45) per share and CDN $1.00 (USD $0.90) per share, respectively. In the event of a stock split, stock dividend or similar transaction involving our Common shares, the number of shares registered shall automatically be increased to cover the additional Common shares issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(4)

Pursuant to Rule 457(g), calculated based upon the weighted-average exercise price of the Class A, B and C warrants. These warrants are exercisable for (a) in the case of the Class A warrants, 11,550,000 shares at an exercise price of CDN $0.25 (USD$0.23), (b) in the case of the Class B warrants, 11,550,000 shares at an exercise price of CDN $0.50 (USD $0.45) and (c) in the case of the Class C warrants, 11,550,000 shares at an exercise price of CDN $1.00 (USD $0.90).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS, SUBJECT TO COMPLETION, DATED ______, 2006

LIBERTY PETROLEUM INC.

46,359,750 COMMON SHARES

This prospectus relates to the sale of up to 46,359,750 Common shares without par value by persons who are shareholders of Liberty Petroleum Inc. The shares registered in this prospectus include:

•	11,709,750 Common shares currently outstanding; and

•	11,550,000 Common shares issuable upon the exercise of Class A warrants with an exercise price of CDN $0.25 per share; and

•	11,550,000 Common shares issuable upon the exercise of Class B warrants with an exercise price of CDN $0.50 per share; and

•	11,550,000 Common shares issuable upon the exercise of Class C warrants with an exercise price of CDN $1.00 per share.

There is no public market for our securities. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our common shares at a price of $0.10 per share or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling securityholders; however, we may receive up to CDN $20,212,500 from the exercise of warrants for up to 34,650,000 Common shares if all of such warrants are exercised in full. All costs associated with this registration will be borne by us.

Each of the selling stockholders may be deemed to be an “underwriter,” as such term is defined in the Securities Act of 1933. The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of September 22, 2006, we have 41,709,750 Common shares issued and outstanding.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

Each of the United States Securities and Exchange Commission, the British Columbia Securities Commission and state securities regulators has not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling securityholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September _____, 2006.

TABLE OF CONTENTS

Page

Prospectus Summary
Note Regarding Forward Looking Statements
Risk Factors
Risk Factors Relating to Our Company
Risk Factors Relating to Our Common Shares
Identity of Directors, Senior Management; and Auditors
Capitalization
Description of Business
Foreign Currency Exchange: United States Dollars and Canadian Dollars
Operating and Financial Review and Prospects
Directors, Senior Management, and Employees
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
The Offering
Selling Security holders
Expenses of Issuance and Distribution
Determination of Offering Price
Plan of Distribution
Use of Proceeds
Dividend Policy
Material Income Tax Considerations
Exchange Controls
Share Capital
Legal Matters
Experts
Interest of Named Experts and Counsel
Enforceability of Certain Civil Liabilities and Agent for Service of Process in the United States
Indemnification for Securities Act Liabilities
Where You Can Find More Information
Glossary
Financial Statements	F-1

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. Unless otherwise noted, all dollar amounts disclosed are disclosed in Canadian dollars.

References to the “Company,” “we,” “our” or “us” refer to Liberty Petroleum Inc. unless the context otherwise indicates.

Our Company

We were formed as a corporation under the Federal laws of Canada pursuant to the Canada Business Corporations Act on April 25, 2005 under the name Liberty Gold Corp. On June 23, 2006 at an annual general and special meeting of shareholders, a majority of the shareholders of the Company approved a change in business of the Company from mineral exploration to oil and gas exploration and extraction. At the same meeting, a majority of the shareholders of the Company approved a change in name of the Company to Liberty Petroleum Inc.

On March 15, 2006, we entered into an agreement giving the Company the exclusive right and option to acquire a 100% interest in a mineral exploration property known as the GQ Property located in the Kamloops Mining District of British Columbia. The Company could have exercised its option by making cash payments totaling CDN $103,000 and incurring net expenditures on the property of at least CDN $110,000 by March 15, 2010. The Company paid the initial $3,000 deposit as required under the agreement but did not commence exploration. In relation to our decision to pursue opportunities in the oil and gas industry, the Company terminated the GQ Property option on May 31, 2006.

The Company is now principally a company engaged in the acquisition and exploration of oil and gas properties. The Company entered into its first natural gas property lease agreement on June 14, 2006 through a Petroleum, Natural Gas and General Rights Conveyance with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (collectively, the “Vendor”) whereby the Company acquired a 100% interest in a Petroleum and Natural Gas lease with the government of the Province of Alberta. The property to which the lease pertains is located in the Milk River area of Alberta. The lease provides to the Company the right to explore the property. The lease expires on July 14, 2010 but can be renewed.

Upon signing of the agreement, the Company paid the Vendor CDN $7,500 and agreed to assume the underlying lease payments to the Province of Alberta of the greater of CDN$3.50 per hectare or CDN$50 per year. In addition, pursuant to a Royalty Agreement, dated June 14, 2006, between the Company and the Vendor, the Vendor is entitled to an overriding 5% royalty on all petroleum substances produced from the Milk River Property, if any. The Vendor is entitled to a first and paramount lien upon all of the petroleum substances produced or allocated to the Milk River Property to secure the payment of any amounts due and payable to the Vendor relating to the royalty.

We are an oil and gas exploration company in the exploration stage and have only begun limited operations. We cannot give assurance that commercially viable deposits of oil or natural gas exist on our property. Extensive geological analysis of the property will be required before we can make an evaluation as to the economic feasibility of developing or finding valuable resources on these grounds. We have not, as yet, identified any oil and gas resources on the property.

No commercially viable oil or natural gas resources may exist on our property. Our plan of operations is to carry out geological analysis of our lease in order to ascertain whether it possess oil or natural gas. We can provide no assurance to investors that our project contains a commercially viable oil or natural gas deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified. At this time, we definitely have no known reserves on our property.

For the period from April 25, 2005 (inception) to December 31, 2005, we did not generate any revenue. Our principal offices are located at 999 West Broadway, Suite 720, Vancouver, British Columbia V5Z 1K5; our telephone number is (604) 803-1344. We do not yet maintain an Internet address.

The Offering

Securities offered	46,359,750 Common shares. (1)
Offering Price

$0.10 per share or at privately negotiated prices until our shares are quoted on the OTC Bulletin Board or other market facility, and thereafter at prevailing market prices or privately negotiated prices. The price of $0.10 was determined arbitrarily.

Shares to be outstanding after the offering if none of the warrants are exercised	41,709,750 Common shares. (2)
Shares to be outstanding after the offering if all of the warrants are exercised	76,359,750. (3)
Use of Proceeds

We will not receive any proceeds from the sale of the Common Shares by the selling stockholders; however, we may receive up to CDN $20,212,500 from the exercise of warrants for up to 34,650,000 Common shares of our common stock if all of such warrants are exercise in full. See “Use of Proceeds.”

Plan of Distribution

The offering of our shares of common stock is being made by certain of our stockholders who wish to sell their shares. Sales of our common stock may be made by the selling stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.

Risk Factors

There are substantial risk factors involved in investing in our company. For a discussion of certain factors you should consider before buying our common shares, see the section entitled “Risk Factors”.

Symbol	Not listed

(1) Includes (a) 11,709,750 Common shares currently outstanding, and (b) up to 34,650,000 Common shares issuable upon exercise of Class A warrants at an exercise price of CDN$0.25 per share, Class B warrants at an exercise price of CDN$0.50 per share and Class C warrants at an exercise price of CDN$1.00 per share. The warrants become exercisable on May 26, 2008 unless we accelerate the exercise date. The Class A warrants expire at the close of business on May 26 , 2010, the Class B warrants expire at the close of business on May 26, 2011 and the Class C warrants expire at the close of business on May 26, 2012.

(2) Such figure does not include 34,650,000 Common shares issuable upon exercise of the Class A, Class B and Class C warrants. This amount represents the number of shares issued and outstanding as of September 22, 2006.

(3)     Such figure includes the 34,650,000 Common shares issuable upon exercise of the Class A, Class B and Class C warrants.

Description of Financing Transactions

On April 25, 2005 we issued 30,000,000 common shares to the founders of the Company at

CDN$0.0001 per share for gross proceeds of CDN $3,000. The Company holds an irrevocable right to repurchase all or a portion of these shares for a price of CDN$0.01 per share.

On May 26, 2005, we closed a private placement with seven non-US investors for the sale of 11,550,000 units of our securities at a price of $0.01 per unit for gross proceeds of CDN$115,500. Each unit included:

•	one Common share; and

•	one Class A Warrant exercisable for two years commencing on May 26, 2008 to purchase one Common share at CDN $0.25 per share; and

•	one Class B Warrant exercisable for three years commencing on May 26, 2008 to purchase one Common share at CDN $0.50 per share; and

•	one Class C Warrant exercisable for four years commencing on May 26, 2008 to purchase one Common share at CDN $1.00 per share.

The exercise prices of our Class A, B and C warrants (the “Warrants”) are subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The Warrants are non-transferable and provide for a cashless exercise option. We have the right, in our sole and absolute discretion, to (i) accelerate the exercise date of the Warrants to a date that is prior to May 26, 2008 and/or (ii) reduce the exercise price. We believe that the private placement was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Regulation S promulgated thereunder since the units were offered and sold outside the United States to non-U.S. citizens.

We received total proceeds of CDN $115,500 from the sale of the units.

On July 11, 2005, we closed a private placement with forty Canadian investors for the sale of 159,750 Common shares at a price of CDN $0.10 per share, for total gross proceeds of CDN $15,975. We believe this offering was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Regulation S promulgated thereunder, since all the shares were offered and sold outside the United States to non-U.S. citizens.

The proceeds from the sale of the units in May 2005 and from the July 2005 private placement are intended to be used for exploration and general working capital purposes. See “Use of Proceeds” section below for a discussion of the use of the proceeds by us from any exercise of the warrants.

Although we have no contractual obligation to do so, we are registering for the selling shareholders: (i) the Common shares which were included in the units which were sold in the May 2005 private placement and the Common shares we sold in the July 2005 private placement, and (ii) all of the Common shares issuable upon exercise of the Warrants which were sold in the May 2005 private placement, on a registration statement of which this prospectus forms a part. We will bear all costs associated with this registration statement and prospectus.

Trading Market

There is currently no trading market for our securities. After we become subject to the reporting requirements of the securities laws of the United States, we intend to apply initially for our securities to be traded on the Over the Counter Bulletin Board market sponsored by the National Association of Securities Dealers, Inc. The Over the Counter Bulletin Board is maintained by the NASDAQ Stock

Market, but does not have any of the quantitative or qualitative standards such as those required for companies listed on the NASDAQ Small Cap Market or National Markets System.

We may not now or ever qualify for listing of our securities on the OTC Bulletin Board. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Summary Financial Information

The following table sets forth and summarizes certain of the Company’s financial information for the periods from April 25, 2005 (date of inception) to December 31, 2005 and from January 1, 2006 to June 30, 2006 prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). Canadian GAAP, as applied to the Company, does not materially differ from United States generally accepted accounting principles (“U.S. GAAP”), as set forth in Note 7 to the Financial Statements of the Company. This financial information is derived from, and should be read in conjunction with and is qualified in its entirety by reference to the Company’s financial statements, including the notes thereto, and Management’s Discussion and Analysis of Results of Operations and Financial Condition. The Company’s Financial Statements for the periods ended December 31, 2005 have been audited by SmytheRatcliffe.

Selected Financial Information

All in Canadian $ except Common Shares issued	For the Period January 1, 2006 to June 30, 2006 (unaudited)	For the Period April 25, 2005 (inception) to December 31, 2005 (audited)

Operating Revenues	-	-
Interest Income	$925	-
Loss from Operations	$(16,489)	$(8,950)
Net Loss	$(16,489)	$(8,950)
Loss per Share – Basic and Diluted	$(0.00)	$(0.00)
	As at June 30, 2006	As at December 31, 2005
Total Assets	$109,788	$130,525
Net Assets	$109,036	$125,525
Total Liabilities	$752	$5,000
Working Capital	$109,036	$125,525
Share Capital	$134,475	$134,475
Common Shares Issued	41,709,750	41,709,750
Dividends Declared	-	-

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents incorporated by reference into this prospectus include forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act), which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans or other facts that have not yet occurred. Such statements can be identified by the use of forward-looking terminology such as “might,” “may,” “will,” “could,” “expect,” “anticipate,” “estimate,” “likely,” “believe,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The above risk factors contain discussions of important factors that should be considered by prospective investors for their potential impact on forward-looking statements included in this prospectus . These important factors, among others, may cause actual results to differ materially and adversely from the results expressed or implied by the forward-looking statements. Notwithstanding the foregoing statements, the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, for forward-looking statements do not, and will not apply to us, so long as our Common shares qualify as a “penny stock.”

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY:

1.

We are an exploration stage company, with limited operating history, which raises substantial doubt as to our ability to successfully develop profitable business operations and makes an investment in our common shares very risky.

On June 23, 2006 at an annual general and special meeting of shareholders, a majority of the shareholders of the Company approved the change in the name of the Company from Liberty Gold Corp. to Liberty Petroleum Inc. At the same meeting, a majority of the Company’s shareholders also approved the change in business of the Company from mineral exploration to oil and gas exploration. As a result we have only recently commenced oil and gas exploration operations. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the oil and natural gas industries. We have yet to generate any revenues from operations and have been focused on organizational, start-up, property acquisition, and fund raising activities. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including:

• our ability to raise adequate working capital;

• success of our development and exploration;

• demand for natural gas and oil;

• the level of our competition;

• our ability to attract and maintain key management and employees; and

• our ability to efficiently explore, develop and produce sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above. If we are not successful in executing any of the above stated factors, our business will not be profitable and may never even generate any revenue, which make our common shares a less attractive investment and may harm the trading of our common shares, if a market ever develops.

2.	At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

Because the nature of our business is expected to change as a result of shifts in the market price of oil and natural gas, competition, and the development of new and improved technology, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance.

Our Management may incorrectly estimate projected occurrences and events within the timetable of its business plan, which would have an adverse effect on our results of operations and, consequently, make our common shares a less attractive investment and harm the future trading of our common shares trading on the OTC Bulletin Board. Investors may find it difficult to sell their shares on the OTC Bulletin Board should a market ever develop for our shares.

3.	If capital is not available to us to fund future operations, we will not be able to pursue our business plan and operations would come to a halt and our common shares would be nearly worthless.

Cash on hand is sufficient to fund our anticipated operating needs of approximately $100,100 for the next twelve months. However for the period beyond the next twelve months, we will require substantial additional capital to participate in the development of our property which has not had any production of oil or natural gas as well as for the future acquisition and/or development of other properties. Because we currently do not have any cash flow from operations we need to raise additional capital, which may be in the form of loans from current shareholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in participating in properties that are successful in exploring for and producing oil and gas at profitable prices. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments at all.

4.

We are heavily dependent on contracted third parties and upon Paul Uppal, our CEO, President, Chief Operating, Officer, Secretary and Chairman. The loss of Mr. Uppal, or the inability to contract qualified third parties, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are dependent on the continued contributions of Paul Uppal, whose knowledge and leadership would be difficult to replace. Our success is also heavily dependent on our ability to retain and attract experienced engineers, geoscientists and other technical and professional staff. We do not currently have any consulting agreements in place to with either Mr. Uppal or third parties under which we can ensure that we will have sufficient expertise to undertake our planned exploration program. We do not maintain any key person insurance on Mr. Uppal. If we were to lose his services, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for Mr. Uppal.

5.	Volatility of oil and gas prices and markets could make it difficult for us to achieve profitability and less likely investors in our common shares will receive a return on their investment.

Our ability to achieve profitability is substantially dependent on prevailing prices for natural gas and oil. The amounts of and price obtainable for any oil and gas production that we achieve will be affected by market factors beyond our control. If these factors are not favorable over time to our financial interests, it is likely that owners of our common shares will lose their investments. Such factors include:

• worldwide or regional demand for energy, which is affected by economic conditions;

• the domestic and foreign supply of natural gas and oil;

• weather conditions;

• domestic and foreign governmental regulations;

• political conditions in natural gas and oil producing regions;

• the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels; and

• the price and availability of other fuels.

6.

Drilling wells is speculative, often involving significant costs that may be more than our estimates. Any material inaccuracies in drilling costs, estimates or underlying assumptions will reduce the profitability of our business and will negatively affect our results of operations.

Developing and exploring for natural gas and oil involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services. Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas or oil well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic.

7.	The natural gas and oil business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas and oil well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical.

The natural gas and oil business involves a variety of operating risks, including:

• fires;

• explosions;

• blow-outs and surface cratering;

• uncontrollable flows of oil, natural gas, and formation water;

• natural disasters, such as hurricanes and other adverse weather conditions;

• pipe, cement, or pipeline failures;

• casing collapses;

• embedded oil field drilling and service tools;

• abnormally pressured formations; and

• environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

• injury or loss of life;

• severe damage to and destruction of property, natural resources and equipment;

• pollution and other environmental damage;

• clean-up responsibilities;

• regulatory investigation and penalties;

• suspension of our operations; and

• repairs to resume operations.

8.

If we commence drilling, the unavailability or high cost of drilling rigs, equipment, supplies, personnel and other services could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans within our budget.

If we commence drilling, shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could impact our financial condition and results of operations. Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. Increased drilling activity in these areas may also decrease the availability of rigs. We do not have any contracts with providers of drilling rigs and, consequently we may not be able to obtain drilling rigs when we need them. Therefore, our drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

9.	We are subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business.

Development, production and sale of natural gas and oil in Canada are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:

• location and density of wells;

• the handling of drilling fluids and obtaining discharge permits for drilling operations;

• accounting for and payment of royalties on production from state, federal and Indian lands;

• bonds for ownership, development and production of natural gas and oil properties;

• transportation of natural gas and oil by pipelines;

• operation of wells and reports concerning operations; and

• taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

10.	If we commence drilling our oil and gas operations may expose us to environmental liabilities.

If we commence drilling and experience any leakage of crude oil and/or gas from the subsurface portions of a well, our gathering system could cause degradation of fresh groundwater resources, as well as surface damage, potentially resulting in suspension of operation of a well, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liabilities to third parties for property damages and personal injuries. In addition, any sale of residual crude oil collected as part of the drilling and recovery process could impose liability on us if the entity to which the oil was transferred fails to manage the material in accordance with applicable environmental health and safety laws.

11.	Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

12.	The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

13.	Our auditors’ opinion on our December 31, 2005 financial statements includes an explanatory paragraph in respect of there being substantial doubt about our ability to continue as a going concern.

We have incurred net losses of $8,950 from April 25, 2005 (inception) to December 31, 2005. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. We anticipate generating losses for at least the next 12 months. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern. We will need to obtain additional funds in the future. Our plans to deal with this cash requirement include loans from existing shareholders, raising additional capital from the public or private sale of equity or entering into a strategic arrangement with a third party. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in our company.

14.	If we do not maintain the property lease payments on our properties, we will lose our interest in the properties as well as losing all monies incurred in connection with the properties.

We have a leased property in Alberta, Canada that we acquired through a Petroleum, Natural Gas and General Rights Conveyance with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. The property requires lease payments to the Alberta provincial government. See section entitled ‘Milk River Property’ of this F-1 for a more detailed description of the property obligations. If we do not continue to make the annual lease payments, we will lose our ability to explore and develop the property and we will not retain any kind of interest in the property.

15.

We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in locating and commercializing oil and natural gas reserves.

The natural gas and oil market is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

16.	We expect losses to continue in the future because we have no oil or gas reserves and, consequently, no revenue to offset losses.

Based upon the fact that we currently do not have any oil or gas reserves, we expect to incur operating losses in next 12 months. The operating losses will occur because there are expenses associated with the acquisition of, and exploration of natural gas and oil properties which do not have any income-producing reserves. Failure to generate revenues may cause us to go out of business. We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

17.	Because we are in the exploration stage of operations of our business our securities are considered highly speculative.

We are in the exploration stage of our business and have not commenced meaningful operations. As a result, our securities must be considered highly speculative. We are engaged in the business of exploring and, if warranted and feasible, developing natural gas and oil properties. Our current property is without known reserves of natural gas and oil. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of natural gas and oil, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through loans from existing shareholders, the sale of our equity securities or strategic arrangement with a third party in order to continue our business operations.

18.	Since our directors work for other natural resource exploration companies, their other activities for those other companies could slow down our operations or negatively affect our profitability.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. In fact, our directors work for other natural resource exploration companies. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by such other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote approximately 1 hour per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed.

RISKS RELATING TO OUR COMMON SHARES

19.	We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. The future issuance of our unlimited authorized common shares may result in substantial dilution in the percentage of our common shares held by our then existing shareholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common shares.

20.

Our common shares are subject to the “Penny Stock” Rules of the SEC and we have no established market for our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than USD $5.00 per share or with an exercise price of less than USD $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

21.	We are a “foreign private issuer”, and you may not have access to the information you could obtain about us if we were not a “foreign private issuer”.

We are considered a “foreign private issuer” under the Securities Act of 1933, as amended. As a foreign private issuer we will not have to file quarterly reports with the SEC nor will our directors, officers and 10% stockholders be subject to Section 16(b) of the Exchange Act. As a foreign private issuer we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-U.S. companies and will not apply to us. Accordingly, you may not be able to obtain information about us as you could obtain if we were not a “foreign private issuer”.

22.	Because we do not intend to pay any cash dividends on our Common shares, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

23.	We may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors.

If we are a “passive foreign investment company” or “PFIC” as defined in Section 1297 of the Code, U.S. Holders will be subject to U.S. federal income taxation under one of two alternative tax regimes at the election of each such U.S. Holder. Section 1297 of the Code defines a PFIC as a corporation that is not formed in the United States and either (i) 75% or more of its gross income for the taxable year is “passive income”, which generally includes interest, dividends and certain rents and royalties or (ii) the average percentage, by fair market value (or, if we elect, adjusted tax basis), of its assets that produce or are held for the production of “passive income” is 50% or more. Whether we are a PFIC in any year and the tax consequences relating to PFIC status will depend on the composition of our income and assets, including cash. U.S. Holders should be aware, however, that if we become a PFIC, we may not be able or willing to satisfy record-keeping requirements that would enable U.S. Holders to make an election to treat us as a “qualified electing fund” for purposes of one of the two alternative tax regimes applicable to a PFIC, which would result in adverse tax consequences to our shareholders who are U.S. citizens.

24.

Because the majority of our assets and all of our officers and directors are located outside the United States, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

All of our assets are presently located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. There is even uncertainty as to whether the Canadian courts would have jurisdiction to hear original actions brought in Canada against us or our directors and officers predicated upon the securities laws of the United States or any state thereof.

IDENTITY OF DIRECTORS, SENIOR MANAGEMENT, AND AUDITORS

Set forth below is the name and business address of the Company’s directors, senior management, and auditors.

Directors and Senior Management. Our Board of Directors consists of Duncan Budge, Michael Nott, and Paul Uppal. Our sole officer is Paul Uppal, who is our Chairman, President, Chief Executive Officer, Chief Operating Officer, and Secretary. The business address of our officers and directors is c/o Liberty Petroleum Inc., 999 West Broadway, Suite 720, Vancouver, British Columbia V5Z 1K5.

Auditors. Our auditors are SmytheRatcliffe, 7th Floor, Marine Building, 355 Burrard Street, Vancouver, B.C., Canada, V6C 2G8.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2005. You should read this table in conjunction with ‘‘Operating and Financial Review and Prospects’’ and our financial statements and the notes thereto, included elsewhere in this prospectus. Amounts below are presented in accordance with Canadian generally accepted accounting principles and are stated in Canadian dollars.

	December 31, 2005 (audited)		June 30, 2006 (unaudited)
	Number of Securities	Amount	Number of Securities	Amount

Long-term debt	-	-	-	-
Common shares , no par value per share; Unlimited authorized;	41,709,750	$134,475	41,709,750	$134,475
Total shareholders’ equity	-	$125,525	-	$109,036

The Company has no debt. As of June 30, 2006 and December 31, 2005 we had $752 and $5,000 respectively in accounts payable and accrued liabilities, all of which is current and unsecured.

The information set forth in the foregoing table excludes approximately 34,650,000 Common shares issuable upon the exercise of Class A, Class B and Class C warrants at a weighted average exercise price of approximately CDN $0.58 per share.

DESCRIPTION OF BUSINESS

History and Overview of the Company

We were formed as a corporation under the Federal laws of Canada pursuant to the Canada Business Corporations Act on April 25, 2005 under the name Liberty Gold Corp. On June 23, 2006 at an annual general and special meeting of shareholders, a majority of the shareholders of the Company approved a change in business of the Company from mineral exploration to oil and gas exploration. At the same meeting, a majority of the shareholders of the Company approved a change in name of the Company to Liberty Petroleum Inc.

On March 15, 2006, as Liberty Gold Corp. we entered into an agreement giving the Company the exclusive right and option to acquire a 100% interest in a mineral exploration property known as the GQ Property located in the Kamloops Mining District of British Columbia. The Company could have exercised its option by making cash payments totaling CDN $103,000 and incurring net expenditures on the property of at least CDN $110,000 by March 15, 2010. The Company paid the initial $3,000 deposit as required under the agreement. In relation to our decisions to pursue opportunities in the oil and gas industry, the Company terminated the GQ Property option on May 31, 2006.

The Company is now principally a company engaged in the acquisition and exploration of oil and gas properties. The Company entered into its first natural gas property lease agreement on June 14, 2006 through a Petroleum, Natural Gas and General Rights Conveyance with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (together, the “Vendor”) whereby the Company acquired a 100% interest in a petroleum and natural gas lease with the government of the Province of Alberta. The property to which the lease pertains is located in the Milk River area of Alberta. The lease provides to the Company the right to explore the property. The lease expires on July 14, 2010 but can be renewed.

Upon signing of such Natural Gas and General Rights Conveyance Agreement, the Company paid the Vendor CDN $7,500 and agreed to assume the underlying lease payments to the Province of Alberta of the greater of CDN$3.50 per hectare or CDN$50 per year. In addition, pursuant to a Royalty Agreement, dated June 14, 2006, among the Company and the Vendor, the Vendor is entitled to an overriding 5% royalty on all petroleum substances produced from the Milk River Property, if any.

Our registered office is located at Suite 1200 - 750 West Pender Street Vancouver, British Columbia and our head office and principal place of business located at Suite 720 – 999 West Broadway Vancouver, British Columbia V5Z 1K5. Our telephone number is (604)803-1344.

We are a company in the early stages of engaging in the exploration and development of oil and gas properties. No commercially viable natural gas deposit may exist on our property. Our plan of operations is to carry out geological analysis of this property in order to ascertain whether it possesses deposits of natural gas. We can provide no assurance to investors that our property contains a commercially viable natural gas deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified. At this time, we definitely have no known reserves on our property.

We have limited finances and require additional funding in order to accomplish our exploration, development and acquisition objectives. There is no assurance that we will have revenues in the future or that we will be able to secure other funding necessary for our future growth and expansion. There is also no assurance that our petroleum exploration activities will produce commercially viable reserves. Our efforts to extract minerals may be unprofitable.

We may seek relationships with other petroleum exploration and development companies that will allow us to exploit idle and/or undeveloped resources.

Regulation and Environmental Matters

Oil and gas resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, and local agencies. Failure to comply with these rules and regulations can result in substantial penalties. Our cost of doing business may be affected by the regulatory burden on the oil and gas industry. Until we commence prospecting our lease, we are not subject to any of the rules and regulations governing oil and gas resource exploration. Currently, we are not subject to any of these laws. We believe that compliance with the laws will not adversely affect our business operations.

Environmental enforcement efforts with respect to oil and gas exploration have increased over the years, and it is possible that regulation could expand and have a greater impact on future petroleum exploration operations. Although our management intends to comply with all legislation and/or actions of local, provincial, and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the cost of which could harm our results of operations. We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and properties are subject to extensive federal, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released into the environment in connection with exploration activities, (iii) limit or prohibit petroleum exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and (v) impose substantial liabilities for pollution resulting from our proposed operations.

If we were to advance to the stage of commencing oil and gas production, we would require extensive environmental reviews. Prior to receiving a permit to drill, we would need to undergo a provincial and federal environmental assessment which involves a detailed governmental review of our plans to protect the environment from damage due to explorations activities. The review process requires public input as well as reviews by several levels of government and multiple ministries within each level of government. Final permitting also requires the submission of a closure plan and the posting of a reclamation bond.

There are no costs to us at the present time in connection with compliance with environmental laws. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

PETROLEUM AND NATURAL GAS LEASE

The Company has an interest in a petroleum and natural gas (“PN&G”) lease in Alberta, Canada, as further described below

Coal Bed Methane Background

Stratigraphic Intervals Containing Coal Zones with CBM Potential

120°
60°
110°
60°
CANADA
U.S.A.
ALBERTA
Peace River
Peace
River
Fort McMurray
Peace River
River
Grande Prairie
Athabasca
Athabasca
54°
Edmonton
River
Lloydminster
Saskatchewan
North
Red Deer
Calgary
S. Sask. R.
Medicine Hat
Lethbridge
49°
114°
110°
Mannville Group
Horseshoe Canyon Formation
Belly River Group
Scollard Formation (Ardley)
Kootenay Group
Luscar Group
0
100
200 km
EUB
Alberta Energy and Utilities Board
AGS
Alberta Geological Survey

Alberta contains vast amounts of coal distributed throughout the southern Plains, Foothills, and Mountains. The Alberta Energy and Utilities Board estimates there are 91 billion tonnes of coal resources suitable for mining and an additional 2 trillion tonnes of coal at depth in the Alberta Plains that may be suited for CBM. According to a study by the Alberta Geological Survey, Alberta’s coal bed resource could contain approximately 14 trillion cubic meters (500 trillion cubic feet) of natural gas.

Coal bed methane (“CBM”) is a natural gas found in coal seams and it is the same gas that is commonly used to heat homes and used extensively by manufacturing industries. All provincial laws and regulations in Alberta in place for ‘natural gas’ also cover CBM. Conventional natural gas refers to a mixture of hydrocarbons that can be recovered from rock reservoirs such as sandstones and dolostones through commonplace production techniques. CBM is considered unconventional natural gas because the coal acts as both the source of the gas and the storage reservoir. Most of the CBM is attached to or ‘adsorbed’ on the coal surface and it may also be trapped in the coal fractures. Unconventional natural gas is considered less proven, and potentially less productive and less economic than conventional natural gas, based on current conditions, knowledge, economics, and technology.

The natural gas found on coal seams is ‘sweet’ not ‘sour’, and generally has few impurities. When produced, natural gas typically does not require extensive processing. CBM is attached or ‘adsorbed’ to the coal instead of being trapped in the pore space of the rock like most conventional natural gas. Pressure form overlying rock and water within the natural fracture system of the coal seam keeps the methane gas bound to the coal. CBM is produced by reducing the pressure in the coal seam, sometimes by pumping the ground water out, so that the natural gas flows through fractures in the coal into the well bore. The natural gas would then flow up to the surface. If few natural fractures exist, producers use hydraulic fracturing to create channels in the coal. When the gas reaches the surface, it is compressed and transported through natural gas pipelines. The handling of the large volumes of water produced during CBM extraction is a challenge to the natural gas industry. The amount of water used in the extraction process varies considerably from well to well and from region to region.

MILK RIVER PROPERTY

R8
R7
R6W4
T4
T3
T2
Medicine Hat
Milk River

File: None Datum: NAD 27 Projection: Stereographic Center: N49.19188 W110.87236 Created in AccuMap™, a product of IHS

Acquisition of Interest

On June 14, 2006, the Company entered into a Petroleum, Natural Gas and General Rights Conveyance (the “Agreement”) with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (together the “Vendor”) whereby the Company acquired a 100% interest in a Petroleum and Natural Gas (“PN&G”) lease with the government of the Province of Alberta. The underlying lease acquired by the Company is Alberta PN&G lease 0405070015 (the “Lease”), and the property to which the lease pertains is located in the Milk River area of Alberta, as further described below. Upon signing of the Agreement the Company paid the Vendor CDN $7,500 and agreed to assume the underlying lease payments to the Province of Alberta. In addition, the Vendor is entitled to an overriding 5% royalty on all petroleum substances produced from the Milk River Property (the “Property”), if any. The Vendor is entitled to a first and paramount lien upon all of the petroleum substances produced or allocated to the Property to secure the payment of any amounts due and payable to the Vendor relating to the royalty.

Location

The Milk River Property is located approximately 77km straight south from Medicine Hat, Alberta, Canada. This region of the Province is part of the Alberta Plains.

Lease Number	Hectares	Township	Range	Section

0405070015	256	3	7	23

Milk River Property Lease Information

The Milk River Property is comprised of a single lease with the government of the province of Alberta, Canada. The lease is a five-year lease and expires on July 14, 2010 but can be renewed subject to certain conditions.

Lease Number	Hectares	Rent / Hectare	Total Annual Rent

0405070015	256	CDN $3.50 (USD $3.15) per year	CDN $896 (USD $807) per year

Regional Geology

Alberta contains vast amounts of coal distributed throughout the southern Plains, Foothills, and Mountains. Originally deposited in relatively flat-lying peat swamps, organic matter (peat) was buried by sediments derived from uplift (mountain building), in the west and gradually changed into coal with increasing heat and pressure of burial. Over time, the coals were uplifted and partially eroded away, resulting in the present distribution of coal across the Plains. Coal-bearing strata dip gently westward toward the Mountains where coals are folded and abruptly turn toward the surface to be exposed in the Foothills.

Coal typically occurs within a coal zone as discrete seams and/or packages with several thin and thick seams interbedded with non-coaly rock layers or beds. A coal zone may be traceable over a large geographic area. Coal zones are found in strata ranging in age from Late Jurassic (approximately 145 millions years old) to Tertiary (approximately 65 million years old).

The oldest and deepest coals of the Alberta Plains belong to the Lower Cretaceous Mannville Group coals. The Mannville coals are widely distributed across the Alberta Plains, are thick, continuous and contain some of the highest gas contents of any coals in the Alberta Plains. Typically six or more seams with cumulative coal thickness ranging from 2 to 14 meters occur over a stratigraphic interval of 40 to 100 meters. The thickest coals extend from southeast Grande Prairie in a widening wedge between Edmonton and Calgary to the Coronation area with coals occurring at depths ranging from about 800 meters to 2800 meters.

Upper Cretaceous through Tertiary-aged coal also occurs across the Plains with older coals being overlain by progressively younger rocks and coals. Three coal zones are recognized within the Upper Cretaceous Belly River Group: the McKay Coal Zone, near the base of the Belly River Group; the Taber Coal Zone, located in the middle; and the Lethbridge Coal Zone, at the top of the Belly River Group. Compared to the Mannville coals, the overall thin coals and restricted lateral continuity of the Belly River Group coal seams have resulted in limited exploration efforts in these coals.

The rank of coal in Alberta ranges from very low (lignite) to high (anthracite). Coal near the surface in the Plains is generally of sub-bituminous rank with lignite occurring in the north and northeast part of the Plains, and high volatile bituminous C in the northwest and southwest areas of the Plains. Coal rank increases with burial depth. In the Plains, coal rank increases towards the west as seams dip and become progressively deeper toward the mountains. CBM content increases with increasing rank so that with greater seam depths, gas contents are expected to increase. With increasing depth also comes increasing overburden pressure, which may restrict permeability.

To date, Horseshoe Canyon coals with relatively low gas contents, but with favourable fracturing are being successfully exploited for CBM production in the south-central plains. Mannville coals are showing potentially favourable amounts of fracturing and high gas contents in some locations are undergoing evaluation in the north central to central plains.

Property Geology

The Company’s Milk River Property has not undergone any drilling. Drill log information from wells drilled on adjacent properties is publicly available. Based on a review of these drill logs, there is an indication that Belly River and Mannville coals may be present. There are no Horseshoe Canyon coals as the Property is too far east for the presence of these coals.

Previous Work

The Property is a very early stage property and has not had any drilling performed on it. The Property is located in an area that is known to host Belly River and Mannville coals.

Planned Work by the Company for 2006

The Company intends to undertake a comprehensive review of all available drill log data from surrounding properties in order to gain a better understanding of the exploration potential of the property. The Company will not undertake any drilling in 2006, as the review of available information is likely to take a considerable amount of time.

Material Contracts

We have an agreement with Paul Uppal, our Chairman, President, Chief Executive and Operating Officer and Secretary, which allows us at any time to send a notice to Mr. Uppal that we are purchasing all or any portion of his 16,000,000 shares. The irrevocable option which he granted us is exercisable at any time at an exercise price of CDN $0.01 per share. We have the same option right with respect to the 14,000,000 shares owned by Mr. Duncan Budge, a director. Under these agreements, if we elect to exercise our option to purchase their shares, we shall pay the applicable purchase price thereof no later than 10 business days after the delivery of a notice.

On June 14, 2006, the Company entered into a Petroleum, Natural Gas and General Rights Conveyance (the “Agreement”) with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (together the “Vendor”) whereby the Company acquired a 100% interest in a Petroleum and Natural Gas (“PN&G”) lease with the government of the Province of Alberta. The underlying lease acquired by the Company is Alberta PN&G lease 0405070015 (the “Lease”), and the property to which the Lease pertains is located in the Milk River area of Alberta, as further described below. Upon signing of the Agreement the Company paid the Vendor CDN $7,500 and agreed to assume the underlying lease payments to the Province of Alberta. In addition, the Vendor is entitled to an overriding 5% royalty on all petroleum substances produced from the Milk River Property (the “Property”), if any. The Vendor is entitled to a first and paramount lien upon all of the petroleum substances produced or allocated to the Property to secure the payment of any amounts due and payable to the Vendor relating to the royalty.

Other than these contracts, we do not have any other material contracts.

Competition

The oil and gas resource market is intensely competitive in all its phases, highly fragmented and subject to rapid change. We will encounter strong competition from many other oil and gas exploration companies, including many that possess substantial financial resources, in acquiring economically desirable producing properties and exploratory drilling prospects, and in obtaining equipment and labor to operate and maintain their properties. We may be unable to compete successfully with our existing competitors or with any new competitors. We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Properties

We currently lease our corporate headquarters at 999 West Broadway, Suite 720, Vancouver, British Columbia V5Z 1K5, for CDN $535 per month pursuant to a one year lease expiring on August , 2007. We believe that our rented properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Plan of Operations

We are an oil and gas exploration company with an objective of acquiring, exploring, and if warranted and feasible, developing oil and gas resource properties. Our primary focus in the natural resource sector is natural gas.

We have members on our board of directors who have experience in the oil and gas exploration industry. However, exploration activities of properties without any proven reserves require a considerable amount of time and money, and the subsequent return on investment for our shareholders would be very long term indeed. Should we make a finding of any oil and gas on our property we would consider our alternatives to such finding, including the possibility of selling any findings to a major oil and gas company. By selling our findings to another oil and gas company, it would provide an immediate return to our shareholders without the long time frame and cost of putting a gas well into operation ourselves, and it would also provide future capital for the company to continue operations.

The search for valuable oil and gas resources as a business is extremely risky. We can provide investors with no assurance that the property we have optioned contains commercially exploitable reserves. Exploration for oil and gas is a speculative venture involving substantial risk. Few properties that are explored are ultimately developed into producing commercially feasible reserves. Problems such as unusual or unexpected formations and other conditions are involved in oil and gas exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and any money spent on exploration would be lost.

Oil and natural gas resource exploration and development requires significant capital and our assets and resources are limited. Therefore, we anticipate participating in the oil and natural gas industry through the purchase of small interests in producing properties, the purchase of property where feasibility studies already exist or by the optioning of natural resource exploration and development projects. To date we have one property under option, and are in the early stages of exploring this property. There has been no indication as yet that any oil or natural gas deposits exist on this property, and there is no assurance that a commercially viable oil or natural gas deposit exists on our property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Exploration Programs

Our business plan is to proceed with the exploration of our property to determine the potential of the property to host any natural gas. We plan to engage third party geologists to assist with the assessment of the studies, engineering reports, and site plans with respect to our property. There are no drilled resources on our property.

We plan to implement staged exploration programs with the results of one stage determining the exploration program for the subsequent stage. We have land without any proven natural gas. We may or may not find any natural gas. We hope we do, but it is impossible to predict the likelihood of such an event. We do not have any plan to generate revenue. We have not found economic oil or natural gas yet and it is impossible to project revenue generation from nothing. We will make a decision of how to proceed to each phase of the exploration based on our findings of the exploration.

During this exploration stage, Mr. Uppal, our President, will only be devoting approximately one day per week of his time to our business. We do not foresee this limited involvement as negatively impacting our Company over the next twelve months as all exploratory work will continue to be performed by outside consultants. In the future, if the demands of our business require more business time of Mr. Uppal, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. However, it is possible that Mr. Uppal may not be able to devote sufficient time to the management of our business at the times needed.

In the future, we will require additional funding that will be in the form of equity financing from the sale of our common stock. However, we may not be able to raise sufficient funding from the sale of our common stock to fund the exploration program. We believe that debt financing will not be an alternative for funding the exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. Traditional debt financing is not available at the early stages of exploration in which we are currently involved. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1. CDN $40,900 in connection with property payments and work expenditures on the Company’s property;

2. CDN $59,200 for operating expenses, including working capital and general, administrative and professional legal and accounting expenses associated with us becoming a reporting issuer under the Securities Exchange Act of 1934;

We had cash in the amount of CDN $106,341 as of June 30, 2006. Our total expenditures over the next twelve months are anticipated to be approximately CDN $100,100. Accordingly, we now have sufficient cash on hand to fund our operations over the next twelve months. However, we will require additional financing to fund our operations in the future. In the next twelve months, we do not plan to make any purchases of significant equipment, nor do we plan to hire any employees.

Additional financing may not be available in the future. If we do not obtain additional financing necessary to conduct our exploration, we may consider bringing in an additional joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we may not ever be able to locate a joint venture partner who will assist us in funding our exploration of any of our property.

FOREIGN CURRENCY EXCHANGE:

UNITED STATES DOLLARS AND CANADIAN DOLLARS

While our financial statements are reported in Canadian dollars and are intended to comply with U.S. GAAP requirements, all of our business operations may be conducted in Canadian dollars. We provide the following summary regarding historical exchange rates between these currencies:

Since June 1, 1970, the government of Canada has permitted a floating exchange rate to determine the value of the Canadian dollar as compared to the United States dollar. On September 21, 2006, the exchange rate in effect for Canadian dollars exchanged for United States dollars, expressed in terms of Canadian dollars was $1.1195. This exchange rate is based on the noon buying rates in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York. The following exchange rates were in effect for Canadian dollars exchanged for United States dollars, calculated in the same manner as above for 2005 and the most recent six months of 2006:

Period	Average	High	Low	Close

August 2006	1.12	1.11	1.13	1.11
July 2006	1.13	1.11	1.14	1.13
June 2006	1.11	1.10	1.13	1.12
May 2006	1.11	1.10	1.12	1.10
April 2006	1.14	1.11	1.17	1.12
March 2006	1.16	1.13	1.18	1.17

April 25, 2005 to December 31, 2005	1.20	1.15	1.27	1.17

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Unless otherwise stated, all amounts shown in this “Operating and Financial Review” section of this prospectus are in Canadian Dollars

Overview

As a natural resource exploration company our focus is to locate prospective properties that may host oil and gas reserves that could eventually be put into production. With this in mind, we have to this date identified and secured one property in the Province of Alberta identified as the Milk River Property. We do not intend to use any employees, with the exception of part-time clerical assistance on an as-needed basis. Outside advisors, attorneys or consultants will only be used if they can be obtained for a minimal cost or for a deferred payment basis. Management is confident that it will be able to operate in this manner and continue during the next twelve months.

Operating Results

We are an oil and natural gas resource exploration company in the exploration stage with an objective of acquiring, exploring, and, if warranted and feasible, developing natural resource properties. Natural resource exploration and development requires significant capital and our assets and resources are limited. Therefore, we participate in the natural resource industry through the optioning of natural resource exploration and development projects.

Revenue; Cost of Revenue

We did not earn any revenues during the period from April 25, 2005 (inception) to December 31, 2005. We do not anticipate earning revenues until such time as we have entered into commercial production of our property. We can provide no assurance that we will discover commercially exploitable levels of oil or natural gas resources on our property, or if such resources are discovered, that we will enter into commercial production of our oil and gas property.

General and Administrative Expenses

For the year ended December 31, 2005 we had a net loss of $8,950 consisting of: (a) $5,000 in professional fees related to the preparation of the Company’s audited financial statements; (b) $1,345 in office expenses; and (c) $2,605 in rent. As the Company was only incorporated on April 25, 2005, the Company incurred only minimal expenses to December 31, 2005.

Liquidity and Capital Resources

On May 26, 2005, we closed a private placement with seven investors for the sale of 11,550,000 units, which generated gross proceeds to us of CDN $115,500. On July 11, 2005, we closed a private placement with forty Canadian investors for the sale of 159,750 Common shares , for total gross proceeds of CDN $15,975. Such proceeds are not sufficient to enable us to continue our operations.

We had cash of $129,674 as of December 31, 2005. We anticipate that we will incur through the next twelve months:

•	$40,900 in connection with lease payments, work expenditures and the initial geological analysis of the Milk River Property;

•	$59,200 for operating expenses, including working capital and general, administrative and professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934.

At December 31, 2005 we had working capital of $125,525. Therefore, current cash on hand is sufficient for our work for the next 12 months as proposed in our Plan of Operations. In the future we shall require additional funding and we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements as of December 31, 2005 or of the date of this report.

Contractual Obligations

We have the following contractual obligations as expressed in Canadian dollars as of August 31, 2006:

Contractual Obligations	Total	Payments Due By Period
		Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years

Property Lease Payments(1)	$4,480	$896	$1,792	$1,792	-

	$4,480	$896	$1,792	$1,792	-

(1) On June 14, 2006, the Company entered into a Petroleum, Natural Gas and General Rights Conveyance with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (collectively, the “Vendor”) whereby the Company acquired a 100% interest in a petroleum and natural gas lease with the government of the Province of Alberta. Upon signing of the agreement, the Company paid the Vendor CDN $7,500 and agreed to assume the underlying lease payments to the Province of Alberta of the greater of CDN$3.50 per hectare or CDN$50 per year. The Lease expires on July 14, 2010 but can be renewed.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern. It contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business. We have incurred net losses of $8,950 for the period from April 25, 2005 (inception) to December 31, 2005. We anticipate generating losses for the next 12 months. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern. Our plans to deal with this uncertainty include raising additional capital or entering into a strategic arrangement with a third party. There can be no assurance that our plans can be realized. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment.

At December 31, 2005 we had working capital of $125,525. Therefore, current cash on hand is sufficient for all work proposed. We will require additional funding in the future and we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

Recently Issued Accounting Pronouncements Applicable to the U.S.

For US GAAP purposes, we follow the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 123 whereby stock options granted in the period are measured at their fair value using the Black-Scholes option pricing model.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment”. SFAS No. 123(R) would require our company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R using the modified prospective transition method. Adoption of SFAS No. 123R is not expected to have a material impact upon the Company’s financial statements as all options to be granted in the future will be to non-employees and will be accounted for under the fair value method of SFAS No. 123.

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The implementation of this new standard is not expected to have a material effect on the Company’s financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN No. 48”), which clarifies the accounting for uncertainty in tax positions. FIN No. 48 requires that the Company recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN No. 48 are effective as of the beginning of its 2007 fiscal year, with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN No. 48 on the financial statements.

The implementation of these new standards is not expected to have a material effect on the Company’s financial statements.

DIRECTORS, SENIOR MANAGEMENT, AND EMPLOYEES

Directors and Senior Management

The following table sets forth certain information regarding the members of our board of directors and our senior management as of September 22, 2006:

Name	Age	Positions and Offices Held

Paul Uppal	53	Director, Chairman, President, Chief Executive Officer, ChiefOperating Officer, and Secretary
Duncan Budge	56	Director
Michael Nott	33	Director

The business address of our officers and directors is c/o Liberty Petroleum Inc., 999 West Broadway, Suite 720, Vancouver, British Columbia V5Z 1K5.

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. None of our directors have any family relationships with any of our other directors or executive officers. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Paul Uppal has been a Director and our Chairman, President, and Chief Executive Officer, Chief Operating Officer, and Secretary since our incorporation in April 2005. For the five years prior to becoming a director and officer to our company, Mr. Uppal has owned and operated a manufacturing company. From July 1, 1999 to June 30, 2005, Mr. Uppal was the chairman of the North Fraser Port Authority. For 32 years Mr. Uppal was also a Real Estate agent and developer.

Duncan Budge has served on our Board of Directors since August 14, 2006. Mr. Budge is also a Director of Giant Oil & Gas Inc., Strata Oil & Gas Inc. and Patriot Gold Corp. all of which are publicly traded natural resource companies. Mr. Budge is a professional accountant who owned and operated his own Chartered Accounting firm from 1990 to 2001. Since 2001, he has worked as an independent financial consultant to firms in a variety of industries. Mr. Budge has a Bachelor of Commerce degree from the University of British Columbia and obtained his Chartered Accounting designation in 1977. Mr. Budge does not currently hold a Chartered Accountant designation but is in the process of renewing his designation.

Michael Nott has served on our Board of Directors since August 21, 2006. He is an accomplished oil and natural gas geologist who has been working as a professional geologist since 1999. From 1999 to present, he has worked as a Well Analyst and Hydrocarbon Geologist for CL Consultants Ltd. in Calgary, Alberta. Mr. Nott is also a Director of Giant Oil & Gas Inc. which is a publicly traded natural resource company. He has field experience across North America including Alberta, Saskatchewan and Colorado. Mr. Nott graduated from the University of New Brunswick with a Bachelor of Science degree in geology and is a member of the Association of Professional Engineers, Geologists, and Geophysicists of Alberta.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation.

None of our officers or directors have received or earned any compensation or bonus for services rendered in the 2005 fiscal year. Commencing September 2006, Mr. Nott has received $500 per month to serve as a Director of the Company. The monthly fees owing to Mr. Nott shall continue as long as he continues to serve as a Director of the Company.

We do not maintain key-man life insurance for any of our executive officers or directors.

We do not have any long-term compensation plans or stock option plans.

Compensation of Directors

During the period from April 25 (inception), 2005 to December 31, 2005, no officer or director received any type of compensation from our Company for serving as such. Except as noted in the section Entitled Executive Compensation of this F-1, no arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

Auditors

SmutheRatcliffe, 7th Floor, Marine Building, 355 Burrard Street, Vancouver, B.C., Canada, V6C 2G8, audited the Company’s financial statements for the period from April 25, 2005 (inception) to December 31, 2005. SmytheRatcliffe is a member of the Canadian Institute of Chartered Accountants and is registered with the Public Company Accounting Oversight Board (“PCAOB”) in the United States and the Canadian Public Accountability Board (“CPAB”) in Canada.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest

Since our directors work for other natural resource exploration companies, there exists the possibility of conflicts of interest between us, our directors and such other companies. For example, a director may locate a corporate opportunity and present it to another company before presenting it to us. Our directors have been made aware that under certain situations the business opportunity must first be offered to us, depending on the circumstances in which he became aware of the opportunity, the significance of the opportunity to us and whether we should reasonably expect him to make the opportunity available to us. If the situation results in our directors being interested in the matter, the interest will be disclosed to the other board members who shall approve or disapprove of the action. Furthermore, our directors will keep in confidence all confidential information about us. The Company is not aware of any current or potential conflicts of interest with any of our executives or directors.

Employees

We have commenced only limited operations and have no employees at this time. We utilize outside contractors where possible, and we rely on the industry expertise of management and our Board of Directors. These contractors will be responsible for surveying, geology, engineering, exploration, and drilling. The geologists will evaluate the information derived from the exploration and drilling and the engineers will advise us on the economic feasibility of removing the oil and gas, if any. No member of our management team is presently employed by us. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months, unless the growth of our business demands it.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 22, 2006, concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding Common Stock, (b) each of our directors and executive officers and (c) all current directors and executive officers as a group. Unless otherwise indicated, the address of each person listed is c/o Liberty Petroleum Inc., 999 West Broadway, Suite 720, Vancouver, British Columbia, V5Z 1K5.

Based on 41,709,750 shares of our Common Stock outstanding as of September 22, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Paul Uppal	16,000,000(1)	38.3%
Duncan Budge	14,000,000(1)	33.6%
Michael Nott	-	-
All directors and executive officers as a group (two persons)	30,000,000	71.9%

(1)	The shares owned by Mr. Uppal and Mr. Budge are subject to the Company’s option to purchase all or any portion of these shares at a purchase price of CDN $0.01 per share.

Our major shareholders do not have voting rights that differ from the other holders of shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below in this section, there are no transactions during the last year, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

•	Any director or executive officer of the small business issuer;
•	Any majority security holder; and

•	Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

In April 2005, pursuant to an agreement, we issued 16,000,000 common shares to Paul Uppal, one of our founders at a price of $0.001 per share. Such shares are restricted and the certificates representing such shares contain a restrictive legend. In April 2005, we also issued an additional 14,000,000 common shares to our former director and founder, Greg Crowe at a price of $0.001 per share. On August 17, 2006, the 14,000,000 shares of the common stock of the Company held by Greg Crowe were sold to Duncan Budge at a price of $0.0001, pursuant to a sales assignment, dated August 17, 2006, among Mr. Crowe, Mr. Budge, and the Company. Such sale was made subsequent to Mr. Crowe resigning as a Director and terminating his relationship with the Company.

The common shares issued to Mr. Uppal and Mr. Budge are subject to our right, exercisable at any time, to purchase any or all of these shares from Mr. Uppal and Mr. Budge at a purchase price of CDN$0.01 per share. We have this right until we, in our sole discretion, decide to terminate the agreement.

THE OFFERING

This prospectus relates to the resale of up to 46,359,750 shares of our common stock without par value by persons who are shareholders of Liberty Petroleum Inc. The shares registered in this prospectus include:

•	11,709,750 Common shares currently outstanding; and

•	11,550,000 Common shares issuable upon the exercise of Class A warrants with an exercise price of CDN $0.25 per share; and

•	11,550,000 Common shares issuable upon the exercise of Class B warrants with an exercise price of CDN $0.50 per share; and

•	11,550,000 Common shares issuable upon the exercise of Class C warrants with an exercise price of CDN $1.00 per share.

The shares of our common stock held by the selling security holders were offered and sold by us to the selling security holders as follows:

In May, 2005, we issued 11,550,000 of our Units for $0.01 per Unit which consisted of one share of Common share and one Class A, Class B and Class C warrant to purchase Common shares. We believe this offering was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to accredited investors. We believe that this transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation S promulgated thereunder.

In July, 2005, we issued 159,750 shares of our common stock for CDN $0.10 per common share to 40 individuals for total proceeds of CDN$15,975. We believe this offering was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities.

There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our common shares at a price of $0.10 per share or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling securityholders; however, we may receive up to CDN $20,212,500 from the exercise of warrants for up to 34,650,000 Common shares if all of such warrants are exercised in full. All costs associated with this registration will be borne by us.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of September 22, 2006, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The 11,550,000 Class A, Class B and Class C warrants issued in the May 2005 private placement are not exercisable as at September 22, 2006. The exercise price of the Class A warrants, the Class B warrants and the Class C warrants are CDN $0.25 per share, CDN$0.50 per share and CDN$1.00 per share, respectively. Notwithstanding the foregoing, such warrants are included in the beneficial ownership of the selling security holders (to the extent any of them hold such securities).

Name of Selling Security holder	Common Shares owned(2)	Number of Shares Issuable Upon Exercise of all of the Warrants(2)	Total Shares Registered	Number of Shares Owned by Selling Security holder After Offering and Percent of Total Issued and Outstanding Held Before the Offering(1)(2)
				# of Shares	% of Class
Trevor Newton(3)	1,950,000	5,850,000	7,800,000	0	16.4%
Scott Praill(4)	1,500,000	4,500,000	6,000,000	0	13.0%
Egil Kolsto(5)	1,000,000	3,000,000	4,000,000	0	8.9%
Terry Uppal(4)	1,500,000	4,500,000	6,000,000	0	13.0%
Colin Worth(3)	1,950,000	5,850,000	7,800,000	0	16.4%

Roseann Veltri(6)	1,850,000	5,550,000	7,400,000	0	15.7%
Almir Ramic(7)	1,800,000	5,400,000	7,200,000	0	15.3%
Erika Lamb	3,600	0	3,600	0	*
Judd Takhar	4,100	0	4,100	0	*
Vanessa Lamb	4,100	0	4,100	0	*
Yin Wa Lee	3,950	0	3,950	0	*
Yi Qi	3,950	0	3,950	0	*
Paul Haden	4,100	0	4,100	0	*
Neil Horwood	4,050	0	4,050	0	*
Maury Dergousoff	3,900	0	3,900	0	*
Sally Lee	3,900	0	3,900	0	*
John Langlands	4,000	0	4,000	0	*
Colin McCabe	4,050	0	4,050	0	*
Patrick Wong	3,900	0	3,900	0	*
Harvey Bains	3,950	0	3,950	0	*
Kevin Ralla	4,000	0	4,000	0	*
Shawn Grewal (9)	4,000	0	4,000	0	*
Trevor Haynes	4,150	0	4,150	0	*
Alana McCabe	3,950	0	3,950	0	*
Pol Brissett	4,050	0	4,050	0	*
Jason Bains	3,900	0	3,900	0	*
Amarjit Grewal	4,000	0	4,000	0	*
Shane Berrow	4,000	0	4,000	0	*
Shannon Sommerfeld	4,200	0	4,200	0	*

Ernie Sommerfeld	4,050	0	4,050	0	*
Gina Sommerfeld	4,050	0	4,050	0	*
Shane Colville	3,900	0	3,900	0	*
Steve Grewal	3,950	0	3,950	0	*
Jason Wong	3,950	0	3,950	0	*
Jagit Uppal	4,100	0	4,100	0	*
Jiwan Sidhu	4,050	0	4,050	0	*
Pamela Gill	4,100	0	4,100	0	*
Daljit Grewal	3,900	0	3,900	0	*
Baldave Uppal	3,900	0	3,900	0	*
Joseph Ralla	3,950	0	3,950	0	*
Harjinder Bains	4,150	0	4,150	0	*
Pritt Lidder	4,000	0	4,000	0	*
David Uppal	3,800	0	3,800	0	*
Les Allen	4,150	0	4,150	0	*
Harjinder Gill	4,150	0	4,150	0	*
Gillian Allen	4,000	0	4,000	0	*
Pakhar Gill	3,800	0	3,800	0	*

* Represents less than one percent of the total number of Common shares outstanding as of the date of this filing.

(1)

Assumes all of the Common shares offered in this prospectus are sold and no other Common shares are sold or issued during this offering period. Based on 41,709,750 Common shares issued and outstanding on September 22, 2006.

(2)	The number of Common shares listed as beneficially owned by such selling security holder represents the number of Common shares currently owned and potentially issueable upon exercise of warrants.
(3)	Includes 1,950,000 Common shares , 1,950,000 shares issuable upon conversion of Class A

Warrants exercisable at CDN $0.25 per share, 1,950,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share, and 1,950,000 shares issuable upon conversion of Class C Warrants at CDN $1.00 per share.

(4)

Includes 1,500,000 Common shares , 1,500,000 shares issuable upon conversion of Class A Warrants exercisable at CDN $0.25 per share, 1,500,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share, and 1,500,000 shares issuable upon conversion of Class C Warrants at CDN $1.00 per share.

(5)

Includes 1,000,000 Common shares , 1,000,000 shares issuable upon conversion of Class A Warrants exercisable at CDN $0.25 per share, 1,000,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share, and 1,000,000 shares issuable upon conversion of Class C Warrants at CDN $1.00 per share.

(6)

Includes 1,850,000 Common shares , 1,850,000 shares issuable upon conversion of Class A Warrants exercisable at CDN $0.25 per share, 1,850,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share, and 1,850,000 shares issuable upon conversion of Class C Warrants at CDN $1.00 per share.

(7)

Includes 1,800,00 Common shares, 1,800,000 shares issuable upon conversion of Class A Warrants exercisable at CDN $0.25 per shares, 1,800,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share, and 1,800,000 shares issuable upon conversion of Class C Warrants at CDN $1.00 per share.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

EXPENSES OF ISSUANCE AND DISTRIBUTION.

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses	$15,000*
SEC registration fee	$ 2,319
Legal fees and expenses	$19,000*
Total	$36,319*

*Estimated Expenses.

DETERMINATION OF OFFERING PRICE

The selling shareholders may sell their shares of our common stock at a fixed price of $0.10 per share or at privately negotiated prices until our shares are quoted on the Over The Counter Bulletin Board, and thereafter at market prices or privately negotiated prices. The offering price of $010 per share was arbitrarily determined. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a) an exchange distribution in accordance with the rules of the applicable exchange;

(b) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(c) privately negotiated transactions;

(d) market sales (both long and short to the extent permitted under the federal securities laws);

(e) at the market to or through market makers or into an existing market for the shares;

(f) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(g) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding

$200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

USE OF PROCEEDS

The selling security holders will receive the net proceeds from the sale of shares. We will not receive any of the proceeds from any sale of the shares by the selling security holders. However, we will receive the proceeds from the cash exercise of warrants to purchase certain of the shares offered hereunder. If all warrants covered hereby are exercised for cash in accordance with their terms, we would receive gross proceeds of CDN $20,212,500. Any such gross proceeds will be used for exploration and working capital purposes. We can give no assurance that any of our outstanding warrants will be exercised and therefore we may not receive any proceeds related to this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

MATERIAL INCOME TAX CONSIDERATIONS

The following summarizes the principal Canadian federal income tax considerations applicable to the holding and disposition of common shares in the capital of the company by a holder of a company’s common shares who is resident in the United States of America, who has never been a resident of Canada, and who holds common shares solely as capital property (a “United States Holder”). This summary is based on the current provisions of the Income Tax Act (Canada) (the “ITA”), the regulations thereunder, all amendments thereto publicly proposed by the government of Canada to the date hereof, the published administrative practices of Revenue Canada, Taxation, and on current provision of the Canada-United States Income Tax Convention, 1980, as amended (the “Treaty”). Except as otherwise expressly provided, this summary does not take account of any provincial, territorial or foreign tax law or treaty. It has been assumed that all currently proposed amendments will be enacted substantially as proposed and that there is no other relevant change in any governing law or practice, although no assurance can be given in these respects.

This summary is not intended to include all circumstances in which a disposition of common shares might occur. This summary does not constitute, and should not be construed to constitute, tax advice to any particular investor. Investors are, therefore, advised to consult their own tax advisors with respect to their individual circumstances. This summary contains information relating only to provisions of Canadian federal income tax law, as set out above.

This summary does not include information relating to the provisions of any taxation legislation of the United States or of any state. Investors who are or may be subject to liability to tax under any legislation of the United States or of any state are advised to consult with their own tax advisors with respect to possible liability.

Under the ITA, amounts paid or credited or deemed paid or credited on account of dividends to holders of common shares that are resident in a country other than Canada will be subject to withholding tax of 25% of the amount of the dividend. The rate of withholding tax may be reduced pursuant to the terms of a bilateral income tax treaty between Canada and the country in which a holder of common shares is resident. In certain circumstances, the purchase by a company of its common shares may result in a deemed dividend. Under the Treaty, if the recipient of a dividend on the common shares is the beneficial owner of such dividends and is considered to be a resident of the United States for purposes of the Treaty, the rate of Canadian withholding tax on such dividends will generally be reduced to 15% of the amount of such dividends or, if the recipient is a corporation which owns at least 10% of the voting stock of a company, to 5% of the amount of such dividends.

A holder of common shares who is not resident in Canada will not be subject to tax under the ITA in respect of any capital gain, or be entitled to deduct any capital loss, realized on a disposition of the common shares unless at the time of such disposition such common shares constitute “Taxable Canadian Property” of the holder for purposes of the ITA and the holder is not entitled to relief under a bilateral income tax treaty between Canada and the country in which the holder of the common shares is resident. If the holder is not entitled to relief under a tax treaty, three-quarters of the gain arising on a disposition of Taxable Canadian Property will be taxable at the rates that approximate the rates applicable to residents of Canada. The common shares of a company will not generally constitute “Taxable Canadian Property” at a particular time if they are listed on a prescribed stock exchange (which includes the Canadian Venture Exchange) at that time. However, a holder’s common shares and rights to acquire common shares or interests in common shares will be considered “Taxable Canadian Property” if the holder uses or holds, or is deemed to use or hold, such shares in, or in the course of carrying on, a business in Canada, or if at any time during the five year period immediately preceding the disposition of such common shares, the non-resident holder and persons with whom the non-resident holder did not deal at arm’s length owned, had rights to acquire, or had interests in 25% or more of the issued shares of any class of the company. Under the Treaty, any gain from a disposition of common shares by a person who is considered a resident of the United States for purposes of the Treaty may be exempt from Canadian tax even if the shares constitute Taxable Canadian Property. This exemption will apply if, at the time of disposition, the value of the common shares did not derive principally from Canadian real property and such shares do not form part of the business property of a permanent establishment of the holder in Canada or pertain to a fixed base available to the holder in Canada for the purpose of performing independent personal services.

EXCHANGE CONTROLS

There are no government laws, decrees or regulations in Canada which restrict the export or import of capital or, subject to the following sentence, which affect the remittance of dividends or other payments to nonresident holders of our common shares. However, any such remittance to a resident of the United States is generally subject to non-resident tax pursuant to Article X of the 1980 Canada-United States Income Tax Convention. See “Material Income Tax Considerations” above for additional discussion on tax matters.

There are currently no limitations of general application imposed by Canadian federal or provincial laws on the rights of non-residents of Canada to hold or vote our common shares. There are also no such limitations imposed by the articles of incorporation with respect to our common shares. There are, however, certain requirements on the acquisition of control of our securities by non-residents of Canada. The Investment Canada Act requires notification to and, in certain cases, advance review and approval by, the Government of Canada, of the acquisition by a “non-Canadian” of “control” of a “Canadian business”, all as defined in the Investment Canada Act. Generally speaking, in order for an acquisition to be subject to advance review and approval, the asset value of the Canadian business being acquired must meet or exceed certain monetary thresholds.

SHARE CAPITAL

Security Holders

At September 22, 2006, there were 41,709,750 common shares outstanding which were held by approximately 49 stockholders of record. We do not have any shareholders who are United States citizens or residents.

Transfer Agent

We have appointed Pacific Stock Transfer Company, with offices at 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, phone number 702-361-3033, as transfer agent for our shares of common stock. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares and stock warrants.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the Nasdaq Small Cap Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the Nasdaq Small Cap Market.

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Articles of Incorporation and Bylaws

The Company’s Articles of Incorporation were filed with the Director under the Canada Business Corporations Act on April 25, 2005. The Company, having a primary place of business in the Province of British Columbia, was also issued a Certificate of Registration as an extraprovincial company under the Business Corporations Act, British Columbia on May 6, 2005. In addition, the Company also was issued a Certificate of Registration as an extraprovincial company in Alberta on July 17, 2006. On June 28, 2006 the Company filed its Articles of Amendment changing its name to Liberty Petroleum Inc. and changing its purpose to “oil and natural gas exploration”.

The directors of the Company are empowered under the Articles of Incorporation and By-Laws, and in accordance with the Canada Business Corporations Act, to (1) borrow money upon the credit of the Company; (2) issue, reissue, sell or pledge the debt obligations of the Company; (3) give a guarantee on behalf of the Company to secure performance of an obligation of any person; and (4) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired property and assets of the Company, including, without limitation, real and personal property, movable and immovable property, tangible and intangible assets, book debts, right, powers, franchises and undertakings, to secure any obligation of the Company. The Company’s Articles of Incorporation and By-Laws do not place any restrictions on the voting powers of interested directors. With respect to the directors of the Company, in accordance with section 3 of the By-Laws of the Company and the Canada Business Corporations Act , as long as an interested director has complied with the applicable provisions of the Canada Business Corporations Act, any director shall not be disqualified by his office from contracting with the Company, nor shall any contract or arrangement entered into by or on behalf of the Company with any director or in which any director is in any way interested be liable to be voided, nor shall any director so contracting or interested be liable to account to the Company for any profit realized from such contract or arrangement by reason of that director or officer holding that office or of the fiduciary relationship thereby established provided that such officer or director shall have complied with the provisions of the Canada Business Corporations Act

The holders of the Company’s Common shares are entitled to receive notice of, and attend and vote at all, meetings of shareholders. Currently, there are no specific rights, preferences and restrictions attaching to each of the Company’s Preferred shares. The Company may issue Preferred shares in one or more series and, pursuant to Schedule A to the Company’s Articles of Incorporation, the directors may, by majority resolution, alter the Articles of Incorporation to create, define and attach rights and restrictions to the shares of each series.

Pursuant to section 6 of the Company’s By-Laws, the quorum at meetings of the Company’s shareholders shall be constituted by the presence of two shareholders entitled to vote at any such meeting holding or representing by proxy not less than one-twentieth of the shares entitled to be voted at such meeting.

There are no limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities of the Company imposed by foreign law or by the Articles of Incorporation or any other constituent document of the Company.

Common Stock

We are authorized to issue an unlimited number of Common shares without par value, of which 41,709,750 shares are issued and outstanding as of September 22, 2006. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. Each holder of the Company’s Common shares is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

Preferred Stock

We are authorized to issue an unlimited number of shares of preferred stock with no voting rights. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue an unlimited number of shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants

We have warrants outstanding to purchase an aggregate of 34,650,000 Common shares. Of these warrants, 11,550,000 are exercisable at CDN $0.25 per share, which are exercisable beginning May 26, 2008 and expire May 26, 2010; 11,550,000 are exercisable at CDN $0.50 per share, which are exercisable beginning May 26, 2008 and expire May 26, 2011; and 11,550,000 are exercisable at CDN $1.00 per share, which are exercisable beginning May 26, 2008 and expire May 26, 2012. The Warrants are non-transferable and provide for a cashless exercise option.

We have the right, in our sole and absolute discretion, to (i) accelerate the exercise date of the warrants to a date which is prior to the date the warrants can be exercised and /or (ii) reduce the exercise price. If we exercise our right to do so, we shall provide notice thereof to the warrantholder.

History of Share Capital

On April 25, 2005 we issued 30,000,000 common shares to the founders of the Company at CDN$0.0001 per share for gross proceeds of CDN $3,000. The Company holds an irrevocable right to repurchase all or a portion of these shares for a price of CDN$0.01 per share. We believe such issuances were deemed to be exempt under Section 4(2) of the Securities Act and/or Regulation S promulgated under the Securities Act.

In May, 2005, we issued 11,550,000 of our Units for $0.01 per Unit which consisted of one share of Common share and one Class A, Class B and Class C warrant to purchase Common shares. We believe this offering was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to accredited investors. We believe that this transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation S promulgated thereunder.

In July, 2005, we issued 159,750 shares of our common stock for CDN $0.10 per common share to 40 individuals for total proceeds of CDN$15,975. We believe this offering was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities.

LEGAL MATTERS

Morton & Company has opined on the validity of the Common shares being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by SmytheRatcliffe, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to our ability to continue as a going concern) appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND

AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated in Canada, all of our executive officers and directors and the Canadian experts named herein are nonresidents of the United States, and a substantial portion of our assets and of such persons are located outside the United States. For further information regarding enforceability of civil liabilities against the Company and certain other persons, see “Risk Factors— Because we are organized under the Canada Business Corporations Act, enforceability of civil liabilities against us or our officers or directors may be difficult or impossible from outside the jurisdiction of Canada.”

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by the Canada Business Corporations Act, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Foreign Private Issuer.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, as applicable to foreign private issuers. Accordingly, we have filed a registration statement on Form F-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Liberty Gold Corporation filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street NE, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. Also, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of securities. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We furnish our stockholders with annual reports containing audited financial statements. You may request, at no cost, a copy of any documents incorporated by reference herein, excluding all exhibits, unless we have specifically incorporated by reference an exhibit, by writing or telephoning us at:

Liberty Petroleum Inc.

999 West Broadway, Suite 720

Vancouver, British Columbia V5Z 1K5

(604) 803-1344

OIL AND GAS GLOSSARY

Term	Definition

Adsorption	The accumulation of gases, liquids, or solutes on the surface of a solid or liquid.
Basin	A depressed area where sediments have accumulated during geologic time and considered to be prospective for oil and gas deposits.
Coal	A carbon-rich rock derived from plant material (peat)
Development	The phase in which a proven oil or gas field is brought into production by drilling production (development) wells.
Drilling	The using of a rig and crew for the drilling, suspension, production testing, capping, plugging and abandoning, deepening, plugging back, sidetracking, re-drilling or reconditioning of a well.
Drilling logs

Recorded observations made of rock chips cut from the formation by the drill bit, and brought to the surface with the mud, as well as rate of penetration of the drill bit through rock formations. Used by geologists to obtain formation data.

Exploration

The phase of operations which covers the search for oil or gas by carrying out detailed geological and geophysical surveys followed up where appropriate by exploratory drilling. Compare to “Development” phase.

Fracturing	The application of hydraulic pressure to the reservoir formation to create fractures through which oil or gas may move to the wellbore.
Methane

The simplest of the various hydrocarbons and is the major hydrocarbon component of natural gas, and in fact is commonly known as natural gas. It is colorless, odorless, and burns efficiently without many byproducts

Mineral Lease	A legal instrument executed by a mineral owner granting exclusive right to another to explore, drill, and produce oil and gas from a piece of land
Permeability	A measure of the ability of a rock to transmit fluid through pore spaces.
Reserves	Generally the amount of oil or gas in a particular reservoir that is available for production.
Reservoir	The underground rock formation where oil and gas has accumulated. It consists of a porous rock to hold the oil or gas, and a cap rock that prevents its escape

LIBERTY PETROLEUM INC.

(Formerly Liberty Gold Corp.)

(An Exploration Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2006

(Stated in Canadian Dollars)

(Unaudited)

LIBERTY PETROLEUM INC.

(Formerly Liberty Gold Corp.)

(An Exploration Stage Company)

Balance Sheets

June 30, 2006 (unaudited) and December 31, 2005

(Canadian Dollars)

June 30		December 31
2006		2005

Assets

Current
Cash	$106,341	$129,674
Receivables	932	216
Prepaid expenses and deposits	2,515	635

Total Assets	$109,788	$130,525

Liabilities

Current
Accounts payable and accrued liabilities	$752	$5,000

Total Liabilities	752	5,000

Shareholders’ Equity

Capital Stock
Authorized
Unlimited common shares without par value
Unlimited preferred shares without par value
Issued and outstanding
41,709,750 common shares without par value (note 5)	134,475	134,475
Deficit Accumulated During the Exploration Stage	(25,439)	(8,950)

Total Shareholders’ Equity	109,036	125,525

Total Liabilities and Shareholders’ Equity	$109,788	$130,525

See note to financial statements.

LIBERTY PETROLEUM INC.

(Formerly Liberty Gold Corp.)

(An Exploration Stage Company)

Statement of Loss and Deficit

Six Months Ended June 30, 2006 and 2005 (Unaudited)

(Canadian Dollars)

			April 25, 2005
	Six Months Ended		(Inception) to
	June 30	June 30	June 30,
	2006	2005	2006

Expenses
Property payments and exploration expenditures	$11,438	$ -	$11,438
Professional fees	1,806	-	6,806
Rent	2,768	105	5,373
Office and sundry	927	991	2,272
Transfer agent	475	-	475

Total Expenses	17,414	1,096	26,364
Interest income	925	-	925

Net Loss	$(16,489)	$ (1,096)	$(25,439)

Net Loss Per Share – Basic and diluted	$0.00	$0.00

Weighted Average Number of Common
Shares Outstanding	41,709,750	33,852,273

See note to financial statements.

LIBERTY PETROLEUM INC.

(Formerly Liberty Gold Corp.)

(An Exploration Stage Company)

Statement of Cash Flows

Six Months Ended June 30, 2006 and 2005 (Unaudited)

(Canadian Dollars)

			April 25, 2005
	Six Months Ended		(Inception) to
	June 30	June 30	June 30
	2006	2005	2006

Operating Activities
Net loss for period	$(16,489)	$ (1,096)	$(25,439)
Adjustments to reconcile net loss to net cash used in ratingoactivities:
operating activities:
Change in assets and liabilities
Receivables	(716)	(28)	(932)
Prepaid expenses	(1,880)	(635)	(2,515)
Accounts payable and accrued liabilities	(4,248)	1,378	752

Cash Used in Operating Activities	(23,333)	(381)	(28,134)

Financing Activity
Shares issued for cash	-	118,500	134,475

(Outflow) Inflow of Cash	(23,333)	118,119	106,341
Cash, Beginning of Period	129,674	-	-

Cash, End of Period	$106,341	$ 118,119	$106,341

See note to financial statements.

LIBERTY PETROLEUM INC.

(Formerly Liberty Gold Corp.)

(An Exploration Stage Company)

Note to Financial Statements

Six Months Ended June 30, 2006 and 2005 (Unaudited)

(Canadian Dollars)

The accompanying balance sheet of Liberty Petroleum Inc. (formerly Liberty Gold Corp.) (an exploration stage company) at June 30, 2006 and the related statements of loss and deficit and cash flows for the six months ended June 30, 2006 and 2005, have been prepared by management and they do not include all information and notes to the financial statements necessary for a complete presentation of the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in Canada and the United States of America. The June 30, 2006 financial statements should be read in conjunction with the December 31, 2005 audited financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that can be expected for the year ending December 31, 2006.

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Financial Statements

December 31, 2005

(Expressed in Canadian Dollars)

Index	Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Shareholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6 - 12

SmytheRatcliffe.com

7th Floor, Marine Building

355 Burrard Street

Vancouver, B.C. V6C 2G8

facsimile: 604.688.4675

telephone: 604.687.1231

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS OF LIBERTY GOLD CORP. (An Exploration Stage Company)

We have audited the balance sheet of Liberty Gold Corp. as at December 31, 2005 and the statements of operations, shareholders’ equity and cash flows for the period from inception (April 25, 2005) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and the results of its operations and its cash flows for the period from inception (April 25, 2005) to December 31, 2005 in accordance with Canadian generally accepted accounting principles.

“Smythe Ratcliffe” (signed)

Chartered Accountants

Vancouver, Canada

April 17, 2006

COMMENTS BY AUDITORS FOR US READERS ON CANADA-US REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going-concern, such as those described in note 1 to the financial statements. Our report to the shareholders dated April 17, 2006 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

“Smythe Ratcliffe” (signed)

Chartered Accountants

Vancouver, Canada

April 17, 2006

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Balance Sheet (note 1)

December 31

(Expressed in Canadian Dollars)

2005

Assets

Current
Cash	$129,674
Receivables	216
Prepaid expenses	635

$130,525

Liabilities

Current
Accounts payable and accrued liabilities	$5,000

Shareholders’ Equity

Capital Stock
Authorized
Unlimited common shares without par value
Unlimited preferred shares without par value
Issued and outstanding
41,709,750 common shares (note 5)	134,475
Deficit Accumulated During the Exploration Stage	(8,950)

125,525

$130,525

Commitment (note 8)

Approved by the Board:

“Paul Uppal”

........................................................................... Director

Paul Uppal

“Greg Crowe”

........................................................................... Director

Greg Crowe

See notes to financial statements.

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Statement of Operations

Period From Inception (April 25, 2005) to December 31, 2005

(Expressed in Canadian Dollars)

2005

Expenses
Professional fees	$5,000
Rent	2,605
Office and sundry	1,345

8,950

Net Loss for Period	$8,950

Basic Loss Per Share	$ 0.00

Weighted Average Number of Shares Outstanding	39,628,347

See notes to financial statements.

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Statement of Shareholders’ Equity

Period From Inception (April 25, 2005) to December 31, 2005

(Expressed in Canadian Dollars)

			Deficit
			Accumulated
	Number of		During the
	Common		Exploration
	Shares	Amount	Stage	Total

Balance, April 25, 2005	-	$-	$-	$-
Issued on April 30, 2005 to directors
for cash at $0.0001 per share
(note 5(a))	30,000,000	3,000	-	3,000
Private placement, common shares
for cash at $0.01 per share on
May 26, 2005 (note 5(b))	11,550,000	115,500	-	115,500
Private placement, common shares
for cash at $0.10 per share on
July 11, 2005 (note 5(c))	159,750	15,975	-	15,975
Net loss for period	-	-	(8,950)	(8,950)

Balance, December 31, 2005	41,709,750	$134,475	$(8,950)	$125,525

See notes to financial statements.

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Statement of Cash Flows

Period From Inception (April 25, 2005) to December 31, 2005

(Expressed in Canadian Dollars)

2005

Operating Activities
Net loss	$(8,950)
Adjustments to reconcile net loss to net cash used
in operating activities
Receivables	(216)
Prepaid expenses	(635)
Accounts payable	5,000

Cash Used in Operating Activities	(4,801)

Financing Activity
Shares issued for cash	134,475

Inflow of Cash and Cash, End of Period	$129,674

See notes to financial statements.

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Notes to the Financial Statements

Period From Inception (April 25, 2005) to December 31, 2005

(Expressed in Canadian Dollars)

1.	OPERATIONS AND GOING-CONCERN

Liberty Gold Corp. (the “Company”) was incorporated in Canada under the Canada Business Corporations Act on April 25, 2005.

The Company has been in the exploration stage since its formation and has not yet commenced its planned operations (mineral property exploration). The Company will be primarily engaged in the acquisition and exploration of gold properties in North America. Subsequent to December 31, 2005, the Company entered into a Property Option Agreement (the “Agreement”) to acquire an option on a gold property in British Columbia (note 4).

The accompanying financial statements have been prepared assuming the Company will continue as a going-concern. This contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business.

As shown in the accompanying financial statements the Company was only recently incorporated, incurred a net loss of $8,950 for the period from inception (April 25, 2005) to December 31, 2005 and has no source of revenue. The future of the Company is dependent upon its ability to obtain financing and upon future acquisition, exploration and development of profitable operations from its gold exploration property. The Company has sufficient cash to fund its operations for the next twelve months. However, management has plans to seek additional capital in the future through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company’s ability to continue as a going-concern. Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue as a going-concern.

2.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in Canada. The significant accounting policies are summarized as follows:

(a)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of 90 days or less to be cash equivalents. At December 31, 2005, the Company was holding all of its cash as cash.

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Notes to the Financial Statements

Period From Inception (April 25, 2005) to December 31, 2005

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)	Mineral property payments and exploration costs

Exploration costs are expensed as incurred. Development costs are to be expensed until it has been established that a mineral deposit is commercially mineable and a production decision has been made by the Company to formulate a mining plan and develop a mine, at which point the costs subsequently incurred to develop the mine on the property prior to the start of mining operations are capitalized.

Mineral property acquisition costs are charged to expense until the viability of the mineral interest is determined. Reductions in the carrying value of a property would be recorded to the extent that the total carrying value of the mineral property exceeds its estimated fair value.

Where the Company has entered into option agreements for the acquisition of an interest in mineral properties, which provides for periodic payments, amounts unpaid are not recorded as a liability since they are paid entirely at the Company’s option.

(c)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

(d)	Foreign currency transactions

The Company’s functional currency is the Canadian dollar. Transactions in foreign currency are translated into Canadian dollars as follows:

(i)	monetary items, at the rate prevailing at the balance sheet date;
(ii)	non-monetary items, at the historical exchange rate; and
(iii)	revenue and expenses, at the average exchange rate for the period.

Gains and losses on foreign exchange, if any, will be included in the statement of operations. At December 31, 2005, the Company had not recognized any foreign exchange gains or losses.

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Notes to the Financial Statements

Period From Inception (April 25, 2005) to December 31, 2005

(Expressed in Canadian Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Basic loss per share

Earnings (loss) per share is calculated based on the weighted average number of shares outstanding during the year. The Company uses the treasury stock method for calculating diluted earnings per share. Diluted loss per share is not computed, as the effects of outstanding stock options and share purchase warrants is anti-dilutive.

(f)	Income taxes

Future income taxes relate to the expected future tax consequences of differences between the carrying amounts of balance sheet items and their corresponding tax values. Future tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the net future income tax assets will be realized. Future income tax assets or liabilities are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse. Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment or substantive enactment.

(g)	Stock-based compensation

The Company has adopted the amended recommendations of the Canadian Institute of Chartered Accountants Handbook Section 3870 for stock-based compensation and other stock-based payments. Under the amended recommendations, the Company accounts for stock options granted to directors, employees and consultants using the fair value method. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model and charged to earnings over the vesting period with a corresponding increase in contributed surplus. Upon exercise of the stock options, consideration received together with the amount previously recognized in contributed surplus is recorded as an increase to capital stock.

3.	FINANCIAL INSTRUMENTS

(a)	Fair value

The carrying values of cash, receivables, and accounts payable and accrued liabilities approximate their fair values because of the short term maturity of these financial instruments.

(b)	Credit risk

The Company’s financial asset that is exposed to credit risk consists of cash. Cash is placed with major financial institutions rated in the two highest grades by nationally recognized rating agencies.

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Notes to the Financial Statements

Period From Inception (April 25, 2005) to December 31, 2005

(Expressed in Canadian Dollars)

3.	FINANCIAL INSTRUMENTS (Continued)

(c)	Currency risk

The Company’s current monetary assets and liabilities are not exposed to significant currency risk due to their relatively short-term nature and the stability of short-term interest rates.

4.	MINERAL PROPERTY INTEREST

On March 15, 2006, the Company entered into an Agreement giving the Company the exclusive right and option to acquire a 100% interest in a mineral exploration property known as the GQ Property (the “Property”) located in the Kamloops Mining District of British Columbia. The Company may exercise the option by making cash payments totaling $103,000 and incurring net expenditures on the property of at least $110,000 by March 15, 2010. The Company paid the initial $3,000 deposit as required under the Agreement.

Minimum payments due under the Agreement are summarized as follows:

	Property	Work
	Payments	Expenditures

Upon signing original agreement	$3,000	$-
By March 15, 2007	10,000	10,000
By March 15, 2008	20,000	20,000
By March 15, 2009	30,000	30,000
By March 15, 2010	40,000	50,000

	$103,000	$110,000

The Company must use the Optionor for mineral exploration expertise on the property and the Optionor shall invoice the Company for work performed at commercially competitive rates. Furthermore, both the Company and the Optionor have the right to assign, sell, mortgage or pledge their rights in the Agreement or on the Property. In addition, any mineral interests staked, located, granted or acquired by either the Company or the Optionor that is located within two miles of the Property will be included in the option granted to the Company.

The Property is subject to a 2% net smelter return (“NSR”) royalty. Should the Company obtain title to the Property, the Company will have the one-time right exercisable for 90 days following completion of a bankable feasibility study to buy up to 50% of the Optionor’s NSR interest, an amount equal to 1% NSR, for $500,000.

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Notes to the Financial Statements

Period From Inception (April 25, 2005) to December 31, 2005

(Expressed in Canadian Dollars)

5.	CAPITAL STOCK

During the period from inception (April 25, 2005) to December 31, 2005, the Company:

(a)

Issued 30,000,000 shares to two of the Company’s directors for $0.0001 per share. Both of these directors serve as the Company’s management. The Company holds an irrevocable right to repurchase all or a portion of these shares for a price of $0.01 per share. The right can be exercised by the Company at any time and at its sole discretion. The Company is not obligated to repurchase the shares at any time or for any reason (such as termination of employment, a change of control of the Company or failure to reach performance goals). The repurchase right held by the Company will continue with respect to and for so long as any of the 30,000,000 shares issued to these directors are held by them (or any of their affiliates or family members), and will survive any such director’s resignation as an officer or director of the Company. The Company may exercise its right of repurchase as to some or all of the shares held, directly or indirectly, by these directors by delivering a notice of such exercise to such director(s) not less than seven calendar days prior to the closing of such repurchase. The directors agree that they shall not, directly or indirectly, sell, exchange, pledge, hypothecate, transfer, gift, grant an irrevocable proxy with respect to, devise, assign or in any other way dispose of, encumber or grant a security interest in any of the shares or any interest therein. The directors also agree and acknowledge that said restriction is in addition to all applicable securities laws and regulation.

(b)	Issued 11,550,000 units at $0.01 per unit where each unit consisted of:

•	One common share;
•	One Class “A” warrant exercisable at $0.25 per share until May 26, 2010;
•	One Class “B” warrant exercisable at $0.50 per share until May 26, 2011; and
•	One Class “C” warrant exercisable at $1.00 per share until May 26, 2012.

All of the warrants become exercisable on May 26, 2008 and all of these warrants are unexercised and outstanding as at December 31, 2005. The Company has the right, at its sole discretion, to accelerate the maturity date and to lower the exercise price of all of the warrants.

(c)	On July 11, 2005, the Company issued a further 159,750 common shares for gross proceeds of $15,975.

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Notes to the Financial Statements

Period From Inception (April 25, 2005) to December 31, 2005

(Expressed in Canadian Dollars)

5.	CAPITAL STOCK (Continued)

(d)	Warrants

As at December 31, 2005, the following share purchase warrants were outstanding and exercisable after May 26, 2008:

Expiry Date	Exercise Price	2005

May 26, 2010	$ 0.25	11,550,000
May 26, 2011	$ 0.50	11,550,000
May 26, 2012	$ 1.00	11,550,000

		34,650,000

Share purchase warrant transactions and the number of share purchase warrants outstanding are summarized as follows:

		Weighted Average
	Number of Warrants	Exercise Price

Outstanding, beginning of period	-	$ -
Granted	34,650,000	$ 0.58

Outstanding, end of period	34,650,000	$ 0.58

6.	INCOME TAXES

The provision for income taxes differs from the amount estimated using the Canadian federal and provincial statutory income tax rates as follows:

2005

Loss before income taxes	$8,950
Statutory tax rate	34.12%

Computed income tax recovery	3,054
Valuation allowance	(3,054)

$-

LIBERTY GOLD CORP.

(An Exploration Stage Company)

Notes to the Financial Statements

Period From Inception (April 25, 2005) to December 31, 2005

(Expressed in Canadian Dollars)

6.	INCOME TAXES (Continued)

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of future income tax assets, the impact of the change on the valuation allowance is reflected in current income.

The Company has non-capital losses of approximately $8,950 that expire in 2015.

7.	DIFFERENCES BETWEEN CANADIAN AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND PRACTICES

The financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). These principles are consistent with United States generally accepted accounting principles (“US GAAP”).

New Accounting Pronouncements – US GAAP

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment”. SFAS No. 123(R) would require the Company to measure all employee stock-based compensation awards using a fair value method and record such expense in its financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For public entities that file as a small business issuer, SFAS No. 123(R) is effective for the first annual reporting period beginning after December 15, 2005.

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after December 16, 2004.

The implementation of these new standards is not expected to have a material effect on the Company’s financial statements.

8.	COMMITMENT

The Company is committed to rental payments for premises of $3,500 in aggregate over the term of the lease expiring in 2006.

____________________________

PROSPECTUS

____________________________

46,359,750 SHARES OF COMMON STOCK

LIBERTY PETROLEUM INC.

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by Liberty Petroleum Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

September___, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.              INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our By-laws provide that to the fullest extent permitted by the Canada Business Corporations Act, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company, or a person who acts or has acted at the Company’s request as a director or officer of a body corporate of which we are a shareholder or creditor. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all sales of our unregistered securities during the past three years. Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of the Company’s stockholders.

During the last year, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and all these transactions involved non-U.S. persons not citizens or residents in the United States. We believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

In May, 2005, we issued 11,550,000 of our Units for $0.01 per Unit which consisted of one share of Common share and one Class A, Class B and Class C warrant to purchase Common shares. We believe this offering was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to accredited investors. We believe that this transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation S promulgated thereunder.

In April, 2005, we issued 16,000,000 Common shares to our founder and Chief Executive Officer, Paul Uppal. These shares were issued to our founder in relation to the establishment of the Company. We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act and/or Regulation S promulgated under the Securities Act.

In April, 2005, we issued 14,000,000 Common shares to our director and founder, Greg Crowe. These shares were issued to our founder in relation to the establishment of the Company. We believe this offering was deemed to be exempt under Section 4(2) and/or Regulation S promulgated under the Securities Act.

In July, 2005, we issued 159,750 shares of our common stock for CDN $0.10 per common share to 40 individuals for total proceeds of CDN$15,975. We believe this offering was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities.

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Numbers	Description of Document
*3.1	Articles of Incorporation of the Company
*3.2	Articles of Amendment
*3.3	By-Laws of the Company
*4.1	Specimen Common Stock Certificate
*5.1	Opinion of Morton & Company.
*10.1	Form of Subscription Agreement
*10.2	Form of Class A Warrant
*10.3	Form of Class B Warrant
*10.4	Form of Class C Warrant
*10.5	Agreement between the Company and Paul Uppal dated April 30, 2005
*10.6	Agreement between the Company and Greg Crowe dated April 30, 2005
*10.7	Agreement among Greg Crowe, Duncan Budge, and the Company dated August 17, 2006
*10.8	Property Option Agreement between Warner Gruenwald and the Company dated March 15, 2006.
*10.9	Petroleum, Natural Gas and General Rights Conveyance Agreement dated June 14, 2006, among the Company, Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd.
*10.10	Royalty Agreement dated June 14, 2006, among the Company, Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd.
*23.1	Consent of SmytheRatcliffe
*23.2	Consent of Morton & Company (included in Exhibit 5.1)

* Filed herewith.

ITEM 9	UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on September 22, 2006.

LIBERTY PETROLEUM INC.

By:	/s/ Paul Uppal

Paul Uppal

President, Chief Executive Officer, Chief Operating Officer, Secretary, and Director

(Principal Executive Officer, Principal
Financial Officer, and

Principal Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Paul Uppal as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-1 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities Exchange Commission, granting such attorney-in-fact and agent, with full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Paul Uppal Paul Uppal	Director, President, Chief Executive Officer, Chief Operating Officer, and Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	September 22, 2006
/s/ Duncan Budge Duncan Budge	Director	September 22, 2006
/s/ Michael Nott Michael Nott	Director	September 22, 2006
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES By: /s/ David Lubin David Lubin		September 22, 2006